Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Record Third Quarter 2008 Results

Thirteenth Consecutive Quarter of Revenue Growth, and GAAP EPS of $0.02 per share

Orlando, Fla. – October 30, 2008 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the third quarter ended September 30, 2008.

Total revenue for the third quarter of 2008 was $20.1 million, a 38% year-over-year increase over the third quarter of 2007 and an 11% sequential increase over the second quarter of 2008. Revenue derived from sales of HomePlug-compatible ICs comprised 97% of total revenue for the third quarter of 2008 and grew to $19.5 million, a 40% year-over-year increase over the third quarter of 2007, and a 11% sequential increase over the second quarter of 2008.

Intellon reported gross margins of 40.7% for the third quarter of 2008 compared to 42.8% in the year ago quarter, and 43.2% in the second quarter of 2008. As anticipated, the Company’s gross margins declined year-over-year and sequentially primarily as a result of changes in customer and product mix.

In accordance with generally accepted accounting principles (GAAP), the Company reported net income of $0.5 million, or $0.02 per share (basic and diluted), for the third quarter of 2008, compared to a net loss of $0.2 million, or $0.01 per share (basic and diluted), in the second quarter of 2008.

Non-GAAP net income in the third quarter of 2008 was $0.9 million, or $0.03 per share (basic and diluted), compared to non-GAAP net income in the second quarter of 2008 of $0.2 million, or $0.01 per share (basic and diluted).

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“We achieved another milestone quarter during the period ended September 30, recording our thirteenth consecutive quarter of sequential revenue growth, our first quarter of profitability on a GAAP basis and our first quarter of shipping over 3 million HomePlug powerline communications ICs,” said Charles E. Harris, Chairman and CEO of Intellon. “Our third quarter revenue was driven by strong performance in our service provider channel in the U.S. and Europe.”

Recent Business Highlights:

•	October 27, 2008: Intellon HomePlug ICs Selected for D-Link’s New Internet Surveillance Camera Kit

•	October 28, 2008: Intellon HomePlug ICs Enable New Linksys by Cisco Powerline Product Portfolio

•	October 29, 2008: Belkin Selects Intellon’s HomePlug AV-based ICs for Innovative 3-Port Power Line Adapters

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 800-240-5318 or 303-262-2054 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through November 5, 2008 by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11120687#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With over 23 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s anticipated growth or business momentum based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to manage its growth effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, could negatively impact its revenues, gross margins and inventory levels; Intellon depends upon a small number of customers for a significant portion of its revenue, and the loss of, or reduction or cancellation in orders from, any one of these customers could adversely affect Intellon’s operations and financial condition; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenue or market share; the expense and uncertainty involved in customer deployments, changes in industry standards, economic and political conditions in Intellon’s markets, including the risk of continued volatility and uncertainty in global financial and commercial markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-Q dated August 13, 2008, as filed with the Securities and Exchange Commission. Intellon’s results of operations for the quarter ended September 30, 2008 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

Intellon Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
Revenue	$20,112	$14,526	$54,554	$36,607
Cost of revenue	11,917	8,303	31,197	20,288

Gross profit	8,195	6,223	23,357	16,319

Cost of operations:
Research and development	4,038	4,664	12,417	11,396
Sales and marketing	1,979	1,953	6,253	6,477
General and administrative	2,010	1,237	6,281	3,734

Operating income (loss)	168	(1,631)	(1,594)	(5,288)

Other income (expense):
Interest income	283	209	978	787
Interest expense	—	(26)	—	(107)
Other expense	(31)	(6)	(94)	(6)

Total other income	252	177	884	674

Operating income (loss) before income tax benefit	420	(1,454)	(710)	(4,614)
Income tax benefit	61	231	4	231

Net income (loss)	481	(1,223)	(706)	(4,383)
Preferred stock dividends/accretion of redeemable preferred stock	—	(1,763)	—	(5,233)

Net income (loss) attributable to common shareholders	$481	$(2,986)	$(706)	$(9,616)

Net income (loss) attributable to common shareholders per common share:
Basic	$0.02	$(1.29)	$(0.02)	$(4.43)

Diluted	$0.02	$(1.29)	$(0.02)	$(4.43)

Weighted-average number of shares used in per share calculations:
Basic	30,939	2,315	30,821	2,183

Diluted	31,175	2,315	30,821	2,183

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net income (loss), non-GAAP net income (loss) per share data, and non-GAAP shares used in the net income (loss) per share calculation exclude stock-based compensation expense, warrant expense recapture, preferred stock dividends, the accretion of redeemable preferred stock expense, and reflect certain additional non-GAAP adjustments detailed in the footnotes to the following table. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
	(in thousands, except per share amounts)
Revenue	$20,112	$18,137	$14,526

GAAP net income (loss) to common shareholders	$481	$(242)	$(2,986)
Non-GAAP adjustments:
Stock-based compensation:
Research and development	136	138	21
Sales and marketing	109	109	23
General and administrative	206	206	89

Total stock-based compensation	451	453	133
Warrant expense recapture:
Sales and marketing	—	—	(24)

Total warrant expense recapture	—	—	(24)

Preferred stock dividends/accretion of redeemable preferred stock	—	—	1,763

Total of non-GAAP adjustments	451	453	1,872

Non-GAAP net income (loss)	$932	$211	$(1,114)

Non-GAAP net income (loss) per share:
Basic	$0.03	$0.01	$(0.05)

Diluted	$0.03	$0.01	$(0.05)

Non-GAAP weighted average shares (a):
Basic	30,939	30,878	21,717

Diluted	31,175	31,368	21,717

(a)	Non-GAAP weighted average shares assumes the conversion of redeemable convertible preferred stock and associated dividends into common stock as of the first day of the third quarter of 2007

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2008	December 31, 2007 *
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,791	$52,074
Short-term securities	37,633	—
Accounts receivable	11,910	8,658
Inventories, net	9,444	7,749
Prepaid expenses	890	957
Other current assets	363	499

Total current assets	79,031	69,937
Property and equipment, net	1,962	1,728
Intangible assets, net	2,273	1,756
Other assets	100	—

Total assets	$83,366	$73,421

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,095	$6,994
Accrued expenses	2,157	2,420

Total current liabilities	13,252	9,414
Shareholders’ equity	70,114	64,007

Total liabilities and shareholders’ equity	$83,366	$73,421

*	Information derived from the audited Consolidated Financial Statements